Exhibit 3(a)
C&S-510 (Rev. 1-84)
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   MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(For Bureau Use Only)                                       Date Received
                                                            Oct 12 1988
                               FILED

                            Oct 12 1988

                            Administrator
                    MICHIGAN DEPARTMENT OF COMMERCE
                    Corporation & Securities Bureau
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                   RESTATED ARTICLES OF INCORPORATION
                For Use by Domestic Profit Corporations

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:

          Howell Industries, Inc.

2.   The corporation identification number (CID) assigned by the Bureau is:

          184-966

3.   All former names of the corporation are:

          Detroit Macoid Corporation

          Macoid Industries, Inc.

4.   The date of filing the original Articles of Incorporation was:

          July 9, 1934

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     The following Restated Articles of Incorporation supersede the
Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:


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ARTICLE I

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The name of the corporation is:

     Howell Industries, Inc.

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ARTICLE II

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The purpose or purposes for which the corporation is organized are:

          To manufacture, purchase, distribute, compound, sell at retail and wholesale and generally deal in plastic materials and plastic products.

          To manufacture, purchase or otherwise acquire goods, wares, merchandise, and personal property of every class and description, and to hold, own, sell or otherwise dispose of, trade, deal in and deal with the same.

          To buy, sell, deal in, lease, hold or improve real estate, and the fixtures and personal property incidental thereto or connected therewith, and with that end in view, to acquire by purchase, lease, hire, or otherwise, lands, tenements, hereditaments, or any interest therein, and to improve the same, and generally to hold, manage, deal with, and improve the property of the corporation; and to sell, lease, mortgage, pledge or otherwise dispose of the lands, tenements and hereditaments or other property of the corporation.

          To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidence of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage, pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          In general, to carry on any business in connection therewith and incidental thereto not forbidden by the laws of the State of Michigan, and with all the powers conferred upon corporations by the laws of the State of Michigan.


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ARTICLE III

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The total authorized capital stock is:

1.   Common Shares       N/A       Par Value Per Share $
                     -------------                       ------------

     Preferred Shares    250,000   Par Value Per Share   $     1.00
                     -------------                       ------------

and/or shares without par value as follows:

2.   Common Shares     2,500,000   Stated Value Per Share  $   1.87
                     -------------                         ------------

     Preferred Shares      N/A     Stated Value Per Share  $
                     -------------                         ------------

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          The holders of shares of Common Stock, and the holders of shares of Preferred Stock, shall be entitled to one (1) vote for each share held without distinction between classes except as required by law.

          All shares of Preferred Stock shall be identical, except that the Board of Directors shall have authority to divide the shares of Preferred Stock into series and fix from time to time before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

               (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

               (b) the rate of dividend and the extent of further participation in dividend distribution, if any;

               (c) the price at and the terms and conditions on which the shares are redeemable;

               (d) the amount payable upon shares in event of voluntary or involuntary liquidation;

               (e) the terms and conditions upon which the shares are convertible into other classes of stock of the corporation, if such shares are to be convertible.

          Dividends on all outstanding shares of Preferred Stock must be declared and paid, or set aside for payment, before any dividends can be declared and paid, or set aside for payment, on the shares of Common Stock with respect to the same dividend period.

          In the event of voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the holders of shares of Preferred Stock of each series shall be entitled to be paid from the assets of the corporation such amounts as shall have been fixed and determined by the Board of Directors when such shares of Preferred Stock are issued, plus an amount equivalent to all dividends accrued thereon, before any amount shall be paid to the holders of Common Stock.

          Each share of Common Stock shall be equal in all respects to all other shares of Common Stock.

          No holders of shares of capital stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends or otherwise.


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ARTICLE IV

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1.   The address of the current registered office is:

          17515 West Nine Mile Road, Suite 650
          Southfield, Michigan 48075

2. The mailing address of the current registered office if different than above:

          N/A

3.   The name of the current resident agent is:

          Herbert Freedland


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ARTICLE V

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     The term of existence of the corporation will expire on July 9, 1994.


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ARTICLE VI

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     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


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ARTICLE VI

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     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following.

          (1) A breach of the director's duty of loyalty to the corporation or its shareholders.

          (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

          (3) A violation of Section 551(1) of the Michigan Business Corporation Act.

          (4) A transaction from which the director derived an improper personal benefit.

          (5) An act or omission occurring before March 1, 1987.

     Any repeal or modification of this Article VI by the shareholders of the corporation shall not adversely affect any right or protection of any director of the corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

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     These Restated Articles of Incorporation were duly adopted on the 23rd day of September, 1988, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     Signed this 23rd day of September, 1988.
                 -----

                         By  /s/ Herbert Freedland
                             --------------------------------------------
                             Herbert Freedland, Chairman of the Board
                             --------------------------------------------
                               (Print or type name and title)

C&S-510 (Rev 1-84)

DOCUMENT WILL BE RETURNED TO NAME AND        Name of person or organization
MAILING ADDRESS INDICATED IN THE BOX         remitting fees:
BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.     Honigman Miller Schwartz
                                                  and Cohn
----------------------------------------
     Jeanette M. Sermo                       Preparer's name and business
     Honigman Miller Schwartz and Cohn       telephone number:
     2290 First National Building
     Detroit, Michigan 48226                 Jeanette M. Sermo
----------------------------------------     (313) 256-7634

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                        INFORMATION AND INSTRUCTIONS

 1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

 2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

 4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

 5. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

 7. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

 8. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. If the restated articles merely restate and integrate the articles, but do not amend, this document must be signed in ink by an authorized officer or agent of the corporation. If the restated articles amend the articles of incorporation, this document must be signed in ink by the president, vice-president, chairperson, or vice-chairperson.

 9.  FEES:     Filing fee (Make remittance payable to State of
               Michigan).........................................$10.00
               Franchise fee (payable only if authorized capital stock has increased) -- 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

10.  Mail form and fee to:

          Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division, P.O. Box 30054, Lansing, MI 48909, Telephone (517) 373-0493.

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                                   6

C&S-520 (10/89)
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    MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                  Date Received
The certificate must reflect           FILED            DEC 23 1991
the registered office and/or
resident agent on record             JAN 07 1992
prior to this change. We
have adjusted the certi-            Administrator
ficate accordingly.         MICHIGAN DEPARTMENT OF COMMERCE
                            Corporation & Securities Bureau
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CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
                 For use by Domestic and Foreign Corporations
         (Please read information and instructions on reverse side) Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
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 1.  The name of the corporation is:  Howell Industries, Inc.

 2.  The corporation identification number (CID) assigned by the Bureau is:
                                                         ----------------
                                                           1 8 4 - 9 6 6
                                                         ----------------

 3.  a.   The address of the registered office as currently on file with the Bureau is:

     ____________________________________________ , Michigan _____________
     (Street Address)              (City)                    (Zip Code)

     b. The mailing address of the above registered office, if different, is:

     ____________________________________________ , Michigan _____________
     (P.O. Box)                    (City)                    (Zip Code)

     c. The name of the resident agent as currently on file with the Bureau is: Herbert Freedland
                      -----------------
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    COMPLETE THE APPROPRIATE ITEMS FOR ANY INFORMATION THAT HAS CHANGED
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 4.  The address of the registered office is changed to:

     ____________________________________________ , Michigan _____________
     (Street Address)              (City)                    (Zip Code)

     The mailing address of the above registered office, if different, is:

     ____________________________________________ , Michigan _____________
     (P.O. Box)                    (City)                    (Zip Code)

 5.  The name of the successor resident agent is:  Morton Schiff
                                                   -------------
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 6.  The corporation further states that the address of its registered office and the address of its resident agent, as changed, are identical.

 7.  a.   The above changes were authorized by resolution duly adopted by its board of directors or trustees, except when this form is being filed by the resident agent of a profit corporation to change the address of the registered office.

     b.   A copy of this statement has been mailed to the corporation.
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                         Signed this 19th day of December, 1991
                                     ----        --------    --

                         By /s/ Cyril Moscow
                            ---------------------------------------------
                                             (Signature)

                         Cyril Moscow              Secretary
                         ------------------------------------------------
                         (Type or Print Name)      (Type or Print Title)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING     Name of person or
ADDRESS INDICATED IN THE BOX BELOW. Include       organization remitting
name, street and number (or P.O. box), city,      fees:
state and ZIP code.
                                                  Cyril Moscow
--------------------------------------------      ----------------------
     Cyril Moscow
     Honigman Miller Schwartz and Cohn            Preparer's name and
     2290 First National Building                 business telephone
     Detroit, Michigan 48226                      number:
--------------------------------------------
                                                  Cyril Moscow
                                                  ----------------------
                                                  (313) 256-7718
                                                  ----------------------

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                      INFORMATION AND INSTRUCTIONS

 1. The certificate of change of registered office and/or change of resident agent cannot be filed until this form, or a comparable document, is submitted.

 2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to section 242 of the Act by domestic and foreign corporations for the purpose of changing their registered office or resident agent, or both.

 4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 5. Item 3 -- The address of the registered office and the name of the resident agent must be the same as are designated in the articles of incorporation or subsequent change filed with the Bureau.

 6. Item 4 -- A post office box may not be designated as the address of the registered office. The resident agent can change the registered office by filing this form only if this is a profit corporation.
                                                  ------

 7. This certificate must be signed in ink by the president, vice-president, chairperson, vice-chairperson, secretary or assistant secretary of the corporation. (Profit corporations only): If only the registered office address is changed, it may be signed by the resident agent without addressing Item 5 or Item 7(a).

 8.  FEES: (Make remittance payable to State of Michigan. Include corporation name and CID number on check or money order)...... $5.00

 9.  Mail form and fee to:
     Michigan Department of Commerce
     Corporation and Securities Bureau
     Corporation Division
     P.O. Box 30054
     6546 Mercantile Way
     Lansing, Michigan 48909
     Telephone: (517) 334-6302
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
C&S-515 (Rev. 2-92)
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   MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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Date Received                                       (FOR BUREAU USE ONLY)
Nov 30, 1993
                                                             FILED

                                                          NOV 30 1993
Name      Gayle Aiken
          Honigman Miller Schwartz and Cohn             Administrator
                                                     MICHIGAN DEPARTMENT
Address   2290 First National Building                   OF COMMERCE
                                                  Corporation & Securities
City                State     Zip Code                     Bureau
          Detroit    MI        48226
                                             EFFECTIVE DATE:
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DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
   (Please read information and instructions on last page)

    Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
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1.  The present name of the corporation is: Howell Industries,Inc.

2.  The corporation identification number (CID) assigned by the Bureau is:
                                                        -----------------
                                                          1 8 4 - 9 6 6
                                                        -----------------

3.  The location  of its registered office is:

    17515 West Nine Mile Road, Suite 650  Southfield, Michigan    48075
    ------------------------------------------------            ---------
    (Street Address)                      (City)                (Zip Code)

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4.  Article V of the Articles of Incorporation is hereby amended to read as follows:

     The term of existence of the corporation is perpetual.

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
5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of ______________ , 19 ___ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

    Signed this ___________ day of __________________________ , 19 ____.

    _________________________________  _________________________________
             (Signature)                         (Signature)

    _________________________________  _________________________________
         (Type or Print Name)                (Type or Print Name)

    _________________________________  _________________________________
             (Signature)                         (Signature)

    _________________________________  _________________________________
         (Type or Print Name)                (Type or Print Name)




b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 24th day of November, 1993. The amendment: (check one of the following)

    /X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a non-profit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

    / / was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

    / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and
        (2) of the Act if a non-profit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or member who have not consented in writing has been given.
        (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and Section 407(2) of the Act if a profit corporation.

                         Signed this 24th day of November  , 1993
                                     ----        ---------     --

                         By /s/  Morton Schiff
                            ---------------------------------------------
                            (Only signature of: President, Vice-President,
                               Chairperson and Vice-Chairperson)

                            Morton Schiff           President
                            ---------------------------------------------
                           (Type or Print Name)    (Type or Print Title)

                                                  Name of person or
                                                  organization remitting
                                                  fees:

                                                  Honigman Miller Schwartz
                                                        and Cohn

                                                  Preparer's name and
                                                  business telephone
                                                  number:

                                                  Gayle Aiken
                                                  ----------------------
                                                  (313) 256-7595
                                                  ----------------------

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                      INFORMATION AND INSTRUCTIONS

 1. The amendment cannot be filed until this form, or a comparable document, is submitted.

 2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

 4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 5. Item 4 -- The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

 6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

 7. If the amendment is adopted before the meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a non-profit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

 8.  NON-REFUNDABLE FEE: ........................................ $10.00
     (Make remittance payable to the State of Michigan. Include corporation name and CID Number on check or money order)
     Franchise fee for profit corporations (payable only if authorized shares have increased): each additional 20,000 authorized shares or portion thereof ............................................ $30.00

 9.  Mail form and fee to:
          Michigan Department of Commerce
          Corporation and Securities Bureau
          Corporation Division
          P.O. Box 30054
          6546 Mercantile Way
          Lansing, MI 48909
          Telephone: (517) 334-6302
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